Exhibit 10.31

LEASE AGREEMENT

2 Righter Parkway, Wilmington, Delaware

2 Righter LLC,

Landlord,

and

BioSpecifics Technologies Corp.,

Tenant

DATED: December 16, 2019

Exhibit A	Plan of the Premises
Exhibit B	Commencement Memorandum
Exhibit C	Rules and Regulations
Exhibit D	Janitorial Specifications
Exhibit E	[intentionally omitted]
Exhibit F	Estoppel Certificate
Exhibit G	[intentionally omitted]
Exhibit H	Special Stipulations

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into by and between 2 Righter LLC, a Delaware limited liability company (“Landlord”), and BioSpecifics Technologies Corp., a Delaware corporation (“Tenant”), and is dated as of the Effective Date (defined below).

BASIC LEASE PROVISIONS

The following terms of this Lease are defined as follows:

1.           Building:  The building located at 2 Righter Parkway, Delaware Corporate Center II, Wilmington, Delaware 19803.

2.           Land:  The parcel of land on which the Building is located.

3.           Premises:  Suite No. 200, containing approximately three thousand one hundred seventy (3,170) rentable square feet on Floor 2 (the “Premises”) of the Building.  A floor plan showing the Premises is attached hereto as Exhibit A.

4.           Commencement Date:  January 1, 2020; provided, however, that this date is expressly contingent upon the Effective Date of the Lease occurring on or before December 16, 2019.  In the event the Effective Date has not occurred on or before December 16, 2019, then the Commencement Date shall be delayed one (1) day for each day after December 16, 2019 until the Effective Date occurs..

5.           Expiration Date:  11:59 p.m. on the last day of the third (3rd) Lease Year.  As used herein, the term “Lease Year” means each consecutive twelve (12) calendar month period beginning on the Commencement Date, except that if the Commencement Date is not the first day of a month, then the first Lease Year shall begin on the first day of the month immediately following the month in which the Commencement Date occurs, but shall include the days between and including the Commencement Date and the last day of the month in which the Commencement Date occurs.

6.           Rent Commencement Date:  The Commencement Date.

7.           Renewal Terms:  Two (2) consecutive renewal terms of three (3) Lease Years each. [See Exhibit H - Special Stipulations]

8.           Permitted Use:  General business office and uses ancillary thereto.

9.           Fixed Rent:  For each Lease Year, an amount equal to the Fixed Rent set forth below:

LEASE YEAR	ANNUAL FIXED RENT	MONTHLY INSTALLMENT	$/RSF
1	$82,420.00	$6,868.33	$26.00
2	$84,892.60	$7,074.38	$26.78
3	$87,428.60	$7,285.72	$27.58

Note: Fixed Rent is shown net of utilities, Additional Rent and other amounts payable by Tenant under this Lease.

10.         Late Charge:  Five percent (5%) of the amount of the payment due.

11.         Default Rate:  The “prime rate” of interest (the “Prime Rate”) as published in the “Money Rates” column of The Wall Street Journal as of the default date or other date of calculation, as the case may be, plus four percent (4%).

12.         Expense Base Year:  Calendar year 2020.

13.         Tax Base Year:  Calendar year 2020.

14.       Tenant’s Proportionate Share: 3.32% (calculated by dividing (i) the rentable square footage of the then Premises by (ii) the rentable square footage of the Building, which is currently 95,514.  All square footage measurements are calculated in accordance with ANSI/BOMA Z65.1-1996 Standard of Measurement).

15.         Security Deposit:  Six Thousand Eight Hundred Sixty-Eight and 33/100 Dollars ($6,868.33).

16.         [intentionally omitted]

17.         Landlord’s Tenant Improvement Work:  Prior to the Commencement Date, Landlord shall, at Landlord’s cost, perform the following items of work within the Premises: (i) re-paint the painted surfaces of all walls, (ii) steam-clean all carpeted floor areas, (iii) replace any worn carpet squares, and (iv) replace missing countertop in work area.  Landlord shall perform all such work using building-standard supplies, materials, labor, finishes and equipment.  Tenant shall make all color selections promptly upon Landlord’s request, failing which Landlord shall be entitled to make such color selections.

18.         [intentionally omitted]

19.         Brokers:  Virtus Realty Advisors of Delaware LLC, representing Landlord, and Avison Young – Philadelphia, LLC, representing Tenant.

20.         Notice Address:

Landlord:	2 Righter LLC
c/o BPG Real Estate Services LLC
1000 N. West Street, Suite 900
Wilmington, Delaware 19801
Attn: Property Management

Tenant prior to the Commencement Date:

35 Wilbur St.
Lynbrook, NY 11563
Attn: J. Kevin Buchi

Tenant from and after the Commencement Date:
The Premises
Attn: Amy Greene

21.         Tenant Primary Contact Information:

Name: Amy Greene
Phone Number:
Email Address:

22.         Special Stipulations:  As set forth in Exhibit H.

23.         Effective Date:  The later of the dates on which this Lease is executed by Landlord and Tenant, as indicated below each party’s signature.

24.	Exhibits: The following exhibits are attached to this Lease and form a part hereof.

	Exhibit A	Plan of the Premises
	Exhibit B	Commencement Memorandum
	Exhibit C	Rules and Regulations
	Exhibit D	Janitorial Specifications
	Exhibit E	[intentionally omitted]
	Exhibit F	Tenant Estoppel Certificate and Agreement
	Exhibit G	[intentionally omitted]
	Exhibit H	Special Stipulations

LEASE TERMS

The parties hereby agree to the following terms and conditions:

1.           Premises, Term and Purpose.

(a)          Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, for a term commencing upon the Commencement Date and ending on the Expiration Date (the “Term”), or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to applicable Laws.

(b)        Tenant acknowledges and agrees that the Premises is currently vacant and in broom clean condition.   If Landlord has not delivered the Premises to Tenant with the Landlord’s Tenant Improvement Work complete on or before January 15, 2020 (provided, however, that such failure is not the result of Tenant Delay or Force Majeure), then for each day that passes thereafter until the date on which Landlord delivers the Premises to Tenant, Tenant shall receive a one (1) day credit of Fixed Rent; and provided, further, that if Landlord has not delivered the Premises to Tenant on or before the date which is forty-five (45) days after the Commencement Date, then Tenant may terminate this Lease by sending written notice of termination to Landlord prior to Landlord delivering the Premises to Tenant.  As used herein Tenant Delay shall mean any delay caused by the interference of Tenant, or its officers, directors, employees, contractors or invitees.

(c)          Upon commencement of the Term, Landlord shall provide Tenant with a commencement memorandum in the form attached hereto as Exhibit B, confirming the Commencement Date, the Expiration Date and such other matters as are set forth therein.

(d)          The Premises shall be used by Tenant solely for the Permitted Use and for no other use or purpose.  Tenant shall not use or occupy the Premises or any part thereof for any purpose that is unlawful or which is extra-hazardous on account of fire or other casualty, or for any purpose which shall, in Landlord’s reasonable judgment, adversely impair the character of the Building.  Tenant, at its sole cost and expense, shall obtain and maintain all consents, licenses, permits or approvals required to conduct its business at the Premises.  Provided that Landlord has previously provided Tenant with copies of Landlord’s insurance policies, Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord.  Tenant shall pay the entirety of any increase in the property insurance premium for the Building if the increase is specified by Landlord’s insurance carrier as being caused solely by the nature of Tenant’s occupancy or any act or omission of Tenant.

(e)          The “Common Areas” of the Building shall be those parts of the Building and other facilities or improvements owned, operated or maintained by Landlord and designated, in whole or in part, from time to time by Landlord for the general, nonexclusive use of all tenants and occupants of the Building, including, among other things, non-dedicated elevators, halls, lobbies, entranceways, delivery passages, drinking fountains, public restrooms and the like, and all driveways, sidewalks, landscaping, service buildings, improvements or other facilities designated for such use by Landlord, or otherwise made available by Landlord for the common use by all tenants and occupants of the Building, whether used in conjunction with the occupants of other buildings or used exclusively by tenants of the Building, all of which facilities shall be subject to Landlord’s management and control.  Tenant, and its employees and invitees, shall have the general, nonexclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.  Landlord reserves the right, from time to time, to establish or change the rules and regulations regarding use of the Common Areas, and to reconfigure, close, change, add or eliminate the Common Areas without liability; provided that the Building shall at all times have the number of parking spaces required to meet applicable Laws; and provided further that Landlord shall use commercially reasonable efforts to minimize disruption to and interference with Tenant’s use of the Premises during and in connection with any such reconfiguration, closure, change, addition or elimination of the Common Areas and Tenant shall at all times (24 hours per day, 7 days per week) have access to the Premises.

(f)          This Lease is subject to all encumbrances, covenants, restrictions, declarations, easements and other matters of record as of the Effective Date, and to all zoning and land use regulations, affecting the Land and Building.

2.           Rent.

(a)         The rent reserved under this Lease shall be and consist of (a) the Fixed Rent, payable in advance in equal monthly installments on the first day of each and every calendar month; plus (b) additional rent (the “Additional Rent”) in an amount equal to Tenant’s Proportionate Share of the Excess Expenses and the Excess Taxes, all separate charges for services and utilities provided in Section 15 of this Lease and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated in Section 20 of the Basic Lease Provisions or such other place as Landlord may designate, in lawful money of the United States of America, commencing on the Rent Commencement Date; provided, however, that if the Rent Commencement Date shall occur on a date other than the first calendar day of a month, then the rent for the partial month commencing on the Rent Commencement Date shall be pro-rated on a per diem basis.

(b)         Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefore (except as otherwise provided in this Lease), and without any set-off or deduction whatsoever (except as provided in this Lease).  All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within thirty (30) days after delivery by Landlord to Tenant of written notice to pay the same.  Any rent or other sum that falls due on a Saturday, Sunday or legal holiday in the state in which the Premises are located shall be deemed due on the next business day.

(c)         In the event that any payment of Fixed Rent, Additional Rent or any other charge shall be paid five (5) days after the due date provided herein, Tenant shall pay, together with such payment, the Late Charge and interest thereon at the Default Rate from the due date until the date of payment. This Late Charge is compensation to Landlord for administrative costs in processing late payments and will not be construed as a penalty.

(d)         The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease.  The Security Deposit shall be paid to Landlord upon the execution and delivery of this Lease by Tenant.  Such deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in the event of a default by Tenant.  No interest or other return shall be paid on the Security Deposit unless required by law. Upon any event of default by Tenant, Landlord may (but shall not be obligated to), without prejudice to any other remedy, use the Security Deposit to the extent necessary to fund any arrearage of rent and any other damage, injury, expense or liability caused to Landlord by such event of default.  Following such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied to restore the Security Deposit to its original amount.  If there is not then an event of default, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the expiration of this Lease.  If Landlord transfers its interest in the Premises during the Term, Landlord may transfer the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.  The Security Deposit may be held in an account with other security deposits being held by Landlord.

(e)          Any payment by Tenant or acceptance by Landlord of a lesser amount than due from Tenant to Landlord may be treated as a payment on account, notwithstanding any endorsement or statement on any check or in any letter accompanying payment that the lesser payment is payment in full, and Landlord may accept such check without waiving any other rights or remedies that Landlord may have against Tenant unless Landlord agrees otherwise in writing.  If Tenant’s bank, for any reason, returns or refuses for any reason to honor a check drawn by Tenant, Tenant shall pay to Landlord, as Additional Rent, a returned check fee currently in the amount of Fifty and 00/100 Dollars ($50.00) (which amount shall be subject to periodic adjustment during the Term).  Upon the occurrence of two (2) such returned checks during the Term, Landlord may require that all future payments from Tenant to Landlord shall be by certified check or bank check.

3.           Expenses; Taxes.

(a)          Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of (i) the amount, if any, by which Expenses (defined below) for each calendar year during the Term, or portion thereof, exceed Expenses for the Expense Base Year (the “Excess Expenses”), and (ii) the amount, if any, by which Taxes (defined below) for each calendar year during the Term, or portion thereof, exceed Taxes for the Tax Base Year (the “Excess Taxes”).

(i)          For each calendar year during the Term after the Expense Base Year and the Tax Base Year, as applicable, Landlord shall provide Tenant with a good faith estimate of the projected Excess Expenses and Excess Taxes, as the case may be, for the coming calendar year (or balance of the current calendar year, as the case may be), together with the amount of Tenant’s Proportionate Share of such estimated amounts.  On or before the first day of each month commencing on the first day of the year immediately following the Expense Base Year or the Tax Base Year, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12) of Tenant’s Proportionate Share of Landlord’s estimate of Excess Expenses and Excess Taxes.

(ii)         As soon as practical following the end of each calendar year (but in no event later than April 30), Landlord shall send to Tenant a statement of the actual Expenses and Taxes for the prior calendar year (“Reconciliation Statement”).  If the amounts paid by Tenant for Excess Expenses or Excess Taxes exceeds Tenant’s Proportionate Share of the actual Excess Expenses or actual Excess Taxes, as the case may be, for such calendar year, Landlord shall credit such excess amount to Tenant’s obligation to pay Excess Expenses or Excess Taxes, as the case may be, for the following calendar year (or, if this Lease has then expired or been terminated, Landlord shall refund such excess amount to Tenant within thirty (30) days).  If the amounts paid by Tenant for Excess Expenses or Excess Taxes were less than Tenant’s Proportionate Share of the actual Excess Expenses or actual Excess Taxes, as the case may be, for such calendar year, Landlord shall provide Tenant with an invoice stating the additional amount due which shall be paid in full by Tenant within thirty (30) days after receipt.

(iii)       So long as no Event of Default by Tenant under this Lease shall then exist and remain uncured, Tenant (or an accounting firm engaged by Tenant), at its sole cost and expense, shall have the right, upon written notice received by Landlord within the ninety (90)-day period following Tenant’s receipt of the Reconciliation Statement, to review in Landlord’s home office in the continental United States and during normal business hours Landlord’s records of Expenses and Taxes stated in the Reconciliation Statement for (i) the calendar year just ended, and (ii) for purposes of comparison only, the two (2) calendar years prior to the calendar year just ended, it being expressly understood and agreed that Tenant’s audit rights hereunder pertain solely to the calendar year just ended and extend to no other time period.  Tenant shall deliver to Landlord a copy of the results of its review within ten (10) days after its completion, but in no event later than one hundred twenty (120) days following Tenant’s receipt of the Reconciliation Statement.  No subtenant shall have any right to conduct a review.  If Tenant does not provide the results of its review and give written notice in detail stating reasonable objections to Landlord’s calculations by the one hundred twentieth (120th) day following Tenant’s receipt of the Reconciliation Statement, Tenant shall be deemed to have approved the Reconciliation Statement for all purposes.  If it is determined by Landlord and Tenant that Tenant’s Proportionate Share of actual Excess Expenses or Excess Taxes were overpaid by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable out-of-pocket third-party cost of the review.  In addition, if Tenant overpaid to any extent, Landlord shall provide a credit for the overpaid amount against the then current Excess Expenses or Excess Taxes, as the case may be, spread out in equal installments over the balance of the then current calendar year (or shall refund the overpaid amount to Tenant within thirty (30) days if this Lease is then expired).  Tenant’s exercise of its review rights shall not relieve Tenant from is obligation to pay Tenant’s Proportionate Share of Excess Expenses and Excess Taxes when due under this Lease, all of which amounts shall be paid pending completion of any review. All such amounts must be paid in full prior to Tenant exercising its review rights under this Section 3(a)(iii).  Time specified herein is of the essence.

(iv)        In the event (i) that the Rent Commencement Date shall occur on a day other than the first day of a calendar year or (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, then in each such event in applying the provisions of this Section 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Section 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Rent Commencement Date or the date of such expiration or other termination.

(v)          If a category or categories of services are provided or an unexpected increase in services (as opposed to an increase in the cost of services) are provided by Landlord in a calendar year following the Expense Base Year, but not the Expense Base Year, the Expense Base Year shall be retroactively adjusted to reflect the direct expenses which would have been incurred during the Expense Base Year had such category or categories of services or such increase in services been provided during the Expense Base Year.

(vi)        Notwithstanding anything to the contrary in this Lease and notwithstanding the actual increases in the Excess Expenses, Tenant shall not be required to pay Tenant’s Proportionate Share of that portion of the cost of Capped Expenses (defined below) that exceeds one hundred five percent (105%) of the cost of the Capped Expenses for the immediately preceding calendar year.  As used herein, “Capped Expenses” means all Expenses other than expenses attributable to (i) snow removal, (ii) Common Area utilities and (iii) insurance premiums (which expenses listed as items (i), (ii) and (iii) shall not be subject to a cap).  For the avoidance of doubt, any and all insurance deductible amounts shall be included in Capped Expenses.

(b)        “Taxes” shall mean all taxes and assessments, general and special, ordinary as well as extraordinary, charges (including, but not limited to, water and sewer rents and charges), levies, impositions and payments wholly or partly in lieu thereof, however denominated, now or hereafter in effect, which are or may be imposed upon or made liens upon the Land and/or the Building.  Taxes shall not include profit taxes, capital stock taxes, franchise taxes, gift taxes, estate or inheritance taxes, transfer taxes, federal and state income taxes or other taxes applicable to Landlord’s general or net income, or fines or penalties, or real estate taxes resulting from any sale or refinancing of the Building or Land.  If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Taxes now or hereafter imposed on the Land or the Building, such franchise, income, profit or other tax shall be deemed to be included in the term “Taxes.”

(c)         (c)          “Expenses” shall mean the total of all costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, repair and replacement of the Building, the Common Areas and the Land and the services provided to tenants therein, including, by way of illustration and not limitation, costs and expenses incurred for and with respect to: (i) utilities, including, without limitation, water, gas, electricity, sewer and waste disposal, and air conditioning, ventilation and heating costs supplied to the Building and the Common Areas and not otherwise paid for by, or reimbursed by, a tenant, including costs to maintain, repair and replace wiring, pipes, conduit boxes, units, sockets, meters and other equipment used to supply such services to the Building and the Common Areas, (ii) lobby and seasonal decorations, (iii) elevators and other equipment costs including, without limitation, the cost of service agreements, and the costs associated with any licenses, permits and inspection fees, and any sales or use tax incurred in connection therewith, (iv) health and life safety equipment and systems and security and alarm services, (v) interior and exterior landscaping and garden maintenance, (vi) snow removal, (vii) costs of maintaining easements granted to governmental bodies, (viii) costs associated with the use of the loading docks serving the Building, (ix) costs incurred pursuant to any recorded easements, restrictions, covenants or conditions benefiting or otherwise affecting the Building and/or the Land, (x) maintenance, repair, replacement, painting and cleaning of the Common Areas (which shall include janitorial services provided to the Building, including tenant spaces, pursuant to Exhibit D of the Lease and trash removal in accordance with Section 15 of the Lease), the Land and all non-tenant areas of the Building, including, without limiting the generality of the foregoing, the cost of exterior window cleaning (xi) fire, special form coverage, earthquake, environmental, terrorism, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance, other coverages elected by Landlord, and any insurance required by a mortgagee and the deductible amounts paid under applicable insurance policies maintained by Landlord; (xii) supplies, (xiii) wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, and other employee benefits respecting employees of the Landlord working at (or to the extent they provide service to) the Building up to and including the grade of building manager, (xiv) uniforms and working clothes for such employees and the cleaning thereof, (xv) expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees, (xvi) workers compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees, (xvii) professional and consulting fees including, without limitation, legal, accounting and auditing fees incurred by Landlord in connection with the management and operation of the Building and the Land, (xviii) association fees or dues, (xix) the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord seeks to obtain a reduction or refund of the Taxes payable or paid upon or against the Land or Building, but only to the extent of the reduction or refund, (xx) management fees of the Building not to exceed five percent (5%) of the gross rents and other income from the Building, (xxi) all repairs, replacements and improvements which are appropriate for the continued operation of the Building, including capital repair and replacement costs that (a) are necessary to comply with any Laws enacted after the date of this Lease (b) are reasonably intended to reduce Expenses or (c) is economically reasonable to make in lieu of a repair (provided that such costs shall be amortized on a straight line basis over the useful life of the improvement as determined by the Internal Revenue Code and the regulations promulgated thereunder, as may be amended from time to time and only such annual amortized portion of such costs shall be included in Expenses for each year), and (xxii) any other expenses of any other kind whatsoever incurred in managing, operating, maintaining and repairing the Building and the Land.

It is agreed, however, that, notwithstanding the foregoing, Expenses shall in no event include: (i) leasing commissions, (ii) salaries and benefits for employees above the grade of building manager, (iii) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in expenses hereunder, (iv) cost of repairs, replacements and other work to the extent Landlord is compensated therefor through proceeds of insurance (or should have been compensated through proceeds of insurance if the insurance required by this Lease had been maintained), warranties, service contracts, condemnation proceeds, third parties or otherwise, (v) advertising, marketing (including, a marketing center) and promotional expenditures and dues paid to trade associations and similar expenses, (vi) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions, (vii) utility expenses sub-metered to a tenant’s space and any other costs and expenses paid directly or reimbursed by Tenant or other tenants, (viii) any expenses incurred for leasing, renovating or improving space for other tenants or prospective tenants, including, without limitation, tenant relocation cost reimbursements and lease buy-out payments, (ix) costs incurred because Landlord or another tenant defaulted under the terms of a lease (including this Lease), (x) the cost of any work done by affiliates of Landlord otherwise includable in Expenses to the extent that such cost is in excess of the then competitive market rate for similar work in the geographic area where the Building is located, (xi) costs incurred to remedy structural or other defects in original construction materials or installations, (xii) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority, (xiii) charitable contributions or contributions to political organizations, (xiv) loan payments and other finance charges relating to debt service on the Building, including, without limitation, costs relating to any refinancing, (xv) costs incurred by Landlord in connection with bringing the Building into compliance with all Laws (defined below), (xvi) increases in Building insurance premiums to the extent such increase is caused by or attributable to the use, occupancy or act of another tenant, (xvii) the cost of overtime or other expenses to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense, (xviii) ground rent and similar payments and costs of consummating a ground lease, (xix) costs and expenses incurred in connection with any transfer of Landlord’s interest in the Building and the Land or financing or refinancing of the Building and the Land including, without limitation, transfer taxes, (xx) funding of reserve accounts, (xxi) costs incurred by Landlord to maintain its existence, (xxii) interest, fines or penalties arising by reason of Landlord’s failure to timely pay Taxes or Expenses, (xxiii) any cost or expense related to removal, cleaning, abatement or remediation of any hazardous or toxic substances, pollutants or asbestos in or about the Building and/or Land, including, without limitation, any hazardous or toxic substances or pollutants in the ground water or soil, (xxiv) the initial cost of tools and small equipment used in the operation and maintenance at the Building, (xxv) costs for the acquisition of  decorations and other “Fine Art”, (xxvi) lease concessions, rental abatements and construction allowances granted to specific tenants, (xxvii) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases, (xxviii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord, (xxix) interest, (xxx) points, (xxxi) depreciation and amortization, (xxxii) initial construction costs (including, without limitation, construction defects), (xxxiii) costs specifically reimbursed or obligated to be reimbursed by tenants or specifically included in the rents of tenants, (xxxiv) expenses arising out of Landlord’s negligence, willful misconduct, or breach of any laws, (xxxv) Taxes or any other taxes, (xxxvi) attorney’s fees and disbursements incurred in leasing space, enforcing leases, (xxxvii) rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems), unless rented for emergency purposes, (xxxviii) the cost of installing, operating and maintaining any commercial concessions operated by Landlord at the Building or of installing, operating and maintaining any specialty services, such as a cafeteria or dining facility, or an athletic luncheon or recreational club, or any garage or parking facility, (xxxix) all general corporate overhead and general administrative expenses not related to the operation of the Property, (xl) legal and other related expenses associated with the enforcement of leases or the securing of defense of Landlord’s title to the Building and/or Land, (xli) the cost of services that are not available to Tenant under the Lease or for which Tenant or any other tenant at the Building reimburses Landlord as a separate charge or that Landlord provides selectively to one or more tenants at the Building (other than Tenant), whether or not Landlord is reimbursed by such other tenant(s), (xlii) the cost of any separate electrical meter Landlord may provide to any of the tenants in the Building, (xliii) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan act or similar law, (xliv) expenses allocable directly and solely to the retail space at the Building, including, without limitation, the ground floor of the Building, or to the residential space at the Building, if any, (xlv) costs incurred in connection with making any additions to, or building additional stories on, the Building, or adding buildings or other structures adjoining the Building on the Land, or connecting the Building to other structures adjoining the Building, including, without limitation, any tax reassessments resulting therefrom, (xlvi) above-market independent contractors’ fees paid to Landlord’s affiliates, (xlvii) the initial cost or the replacement cost of any permanent landscaping or the regular landscaping maintenance for any property other than the Land, (xlviii) any expenses in connection with a subdivision, (xlix) any deductible amount under Landlord’s insurance policies, (l) any service performed by a tenant, and (li) repairs or rebuilding necessitated by condemnation.

(d)          [intentionally omitted]

(e)         Tenant shall reimburse Landlord, within thirty (30) days of Landlord’s demand, for any gross receipts tax imposed upon Landlord on account of the rentals reserved or received under this Lease.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called “Tenant’s Property”).  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of Tenant’s Property, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

(f)          Each and every of the amounts payable by Tenant pursuant to this Section 3, whether requiring lump sum payment or constituting projected monthly amounts, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due shall afford Landlord all rights and remedies provided in this Lease, including, without limitation, the Late Charge and interest at the Default Rate as provided in subsection 2(c) of this Lease.

(g)          If during all or part of any calendar year during the Term, including, without limitation, the Expense Base Year, Landlord shall furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to less than ninety-five percent (95%) of the rentable area of the Building, the cost of which fluctuates based upon the occupancy of the Building, then for the purpose of computing Expenses during any such year (and the Additional Rent payable hereunder), the amount of the Expenses for such item for such period shall be increased to an amount equal to the operating and maintenance expenses which would have been incurred during such period by Landlord if it had at its own expense furnished such item of work or service to ninety-five percent (95%) of the rentable area of the Building; provided, however, that nothing contained herein shall require that Tenant pay or contribute to the payment of Tenant’s Proportionate Share of Excess Expenses that would result in Landlord receiving an amount greater than the amount actually incurred by Landlord.

(h)          In the event that any facilities, services or utilities used in connection with the Building, the Land and/or the Common Areas are provided from another office building that is owned or operated by Landlord (or any affiliate of Landlord), the expenses incurred by Landlord in connection with such facilities, services or utilities shall be allocated on an equitable basis by Landlord, with only that portion allocated to the Building, the Land and/or the Common Areas being included in the definition of Expenses as set forth above.

4.           Condition of Premises.  Subject to Landlord’s obligation to perform Landlord’s Tenant Improvement Work, the Premises are accepted by Tenant in “as-is” condition and configuration without any representations or warranties by Landlord except those representations and warranties contained in this Lease.  Tenant agrees that it has inspected the Premises and the Building and has agreed to lease the Premises as a result of Tenant’s own investigations and other reviews, and not in reliance of any representation or warranty made by Landlord or by anyone on Landlord’s behalf except those representations and warranties made by Landlord in this Lease.  Landlord represents and warrants to Tenant that all Building Systems serving the Premises are, as of the Effective Date, in good working order and condition.

5.          Compliance with Laws; Condition of Premises.  Tenant, at Tenant’s expense, shall materially comply with all laws, rules, regulations and ordinances of all governmental authorities or agencies having jurisdiction over the Premises (“Laws”) regarding the operation of Tenant’s business and the specific method and manner of Tenant’s use and occupancy of the Premises (as opposed to office use generally).  Landlord shall be responsible for keeping the Land and Building, including without limitation, the Common Areas, in compliance with all Laws, and for keeping the Premises in compliance with all Laws to the extent not Tenant’s responsibility hereunder.  Landlord represents and warrants to Tenant that, to Landlord’s knowledge as of the Effective Date, the Premises, Building and Land are in compliance with all Laws.  Tenant shall have no obligation to comply with Laws requiring repairs or modifications to the Building structure or any Building System (defined below) that are not required solely due to Tenant’s specific use of the Premises or Tenant’s negligence or willful conduct.

6.           Surrender; Alterations and Repairs.

(a)        At the expiration or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear, damage resulting from Casualty or condemnation, and repairs which are Landlord’s responsibility hereunder excepted; and shall deliver to Landlord all keys and access cards to the Premises. All fixtures, equipment (except as provided in subsection (b) below), improvements, alterations and installations which are attached to the Premises shall be Landlord’s property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, with respect to Alterations requiring Landlord’s consent only, may by notice to Tenant at the time Landlord gives its consent, require Tenant to remove any such Alterations at Tenant’s cost and restore the Premises to the condition of the Premises prior to such Alteration, reasonable wear and tear, damage resulting from Casualty or condemnation, and repairs which are Landlord’s responsibility hereunder excepted.  Tenant shall not be responsible or liable for the removal of any cabling (voice, data, telecommunications, VOIP, etc.) located at the Premises now or at the Expiration Date.

(b)         All furniture, trade fixtures and moveable equipment installed by Tenant may be removed by Tenant from time to time and at the termination of this Lease if Tenant elects, and shall be removed if required by Landlord at the termination of this Lease, and if not removed as so required by such date shall, at the option of Landlord, become the property of Landlord.  All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the Building Systems (defined below) or the structure of the Building.  Any equipment, fixtures, goods or other property of Tenant not removed by Tenant after the termination of this Lease, or Tenant’s eviction, shall be considered abandoned and Landlord shall have the right to sell or otherwise dispose of the same in any manner, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any.

(c)         Following the Commencement Date, no alterations, installations, additions or improvements (collectively, “Alterations”) shall be made by Tenant in or to the Premises or the Building without Landlord’s prior written approval of the plans and specifications therefor, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord’s consent shall not be required for any Alteration that (i) is not visible from the exterior of the Premises or Building, (ii) does not affect the structural portions of the Building or the Building Systems and (iii) does not require work to be performed inside the exterior walls or above the ceiling of the Premises, except with respect to installing, maintaining and repairing tele- and data- communications equipment and other wiring and cabling required in connection therewith (any such Alteration, a “Permitted Alteration”).  In no event shall Tenant be permitted to install any Alterations which are visible from outside the Premises including, without limitation, mailboxes/mail slots or doorbells, except for Tenant’s electronic access system.  .  Upon completion of any Alterations that are not Permitted Alterations, Tenant shall deliver a set of as-built plans for such Alterations to Landlord, but only to the extent that an architect prepared the plans and specifications for such Alteration.  Tenant agrees to use reasonable efforts to ensure that any work performed with respect to any Alterations will not materially interfere with the use and enjoyment of the Building by other tenants and occupants. By approving any request for Alterations submitted by Tenant, Landlord does not (i) expressly or implicitly covenant or warrant that any plans or specifications are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like, or (ii) consent to the imposition of any lien on the Premises for any work performed or materials delivered in connection with any such Alterations.  Tenant is solely responsible for compliance with applicable laws, ordinances, building codes, and/or the like, and for obtaining all necessary permits and governmental approvals and for construction of said improvements in compliance with same, including, without limitation, applicable design review commission or other governmental approval.  In no event may Tenant install in or on the Premises, whether as, Alterations, decoration or otherwise, any works of art as to which removal, modification or destruction is limited or prohibited by the Visual Artists Rights Act of 1990, as amended from time to time.  Tenant will reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket, third party charges (including, without limitation, any reasonable professional fees incurred by Landlord) in reviewing and approving or disapproving plans and specifications for any Alterations (except Permitted Alterations) proposed by Tenant, not to exceed a total of One Thousand Dollars ($1,000.00).

(d)        All Alterations (other than Permitted Alterations, for which no such approvals shall be required) shall be performed by Tenant using Landlord’s contractor(s) or by contractors, subcontractors or mechanics approved by Landlord (such approval not to be unreasonable withheld, conditioned or delayed), at Tenant’s expense and in such manner as Landlord may from time to time reasonably designate.  With respect to any Alterations affecting the Building’s electrical, communications, plumbing, heating, ventilating, air-conditioning, mechanical or other building systems (collectively, “Building Systems”), such Alteration must be reviewed and approved by Landlord’s engineer (such approval not to be unreasonably withheld, conditioned or delayed) at Tenant’s expense.  If Tenant engages any contractor set forth on the list of approved contractors furnished by Landlord to Tenant from time to time, Tenant shall not be required to obtain Landlord’s approval for such contractor unless, prior to Tenant entering into a contract with such contractor or the commencement of work by the contractor, Landlord shall have notified Tenant that such contractor has been removed from the list.  Before any Alterations are undertaken, Tenant must carry and maintain, at its expense, or Tenant must require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker’s compensation insurance as required by applicable Law, the following coverages:

(i)          builder’s risk insurance (if applicable) written on an All Risk (Special Form) basis at the full replacement value of the Work, subject to no coinsurance, with Contractor, Landlord, Landlord’s designees and any/all Subcontractors as Named Insureds, and with deductible to the account of Contractor;

(ii)         business automobile liability insurance at a minimum combined single limit of $1,000,000 each occurrence covering bodily injury and property damage arising out of the ownership, maintenance, or use of owned, non-owned, hired, and leased vehicles, including uninsured/underinsured motorists liability; and

(iii)        commercial general liability insurance (including contractual liability coverage, severability of interests, completed operations and coverage for property of others in the contractor’s care, custody, or control) providing on an occurrence basis a minimum combined single limit of Three Million Dollars ($3,000,000.00), or such other amount as Landlord may reasonably require from time to time. Such limit may be met by the combination of primary and excess liability policies. The policy shall not contain the following endorsements: Total Pollution Exclusion (CG 21 49 or equivalent), Contractual Liability Limitation (CG 21 39 or equivalent) nor Limitation of Coverage for Designed Premises or Project (CG 21 44 or equivalent).

Contractors who will perform services with environmental exposure (including but not limited to asbestos, silica, or lead abatement, testing or remediation; or underground storage tank installation, testing or removal) shall provide Contractors Pollution Liability (CPL) insurance with minimum limits of $3,000,000 each claim or occurrence and $3,000,000 annual aggregate. If CPL coverage is written on a claims-made basis, the coverage shall be retroactive to the earlier of the effective or execution date of the contract or the commencement of contractor services.  A two (2) year Extended Discovery Period or Reporting Period (ERP) or “tail coverage” shall be provided, or the CPL shall be renewed for two years beyond completion of the services.

Contractors’ Business Automobile, General/Excess Liability, and Contractors Pollution Liability policies required above shall name Tenant, Landlord, and Landlord’s other designees as additional insureds, at the limits required herein, on a primary and noncontributory basis, including for completed operations for at least three years following completion of the work. Additional insured status shall apply to defense coverage.

All of contractors’ policies required above shall provide a waiver of subrogation in favor of Tenant, Landlord, and Landlord’s other designees.

(e)          Any mechanic’s lien filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (unless performed by Landlord) shall be discharged by Tenant within twenty (20) days after Tenant shall have received notice thereof, at Tenant’s expense, by payment, filing the bond required by law or otherwise.  If Tenant fails to timely discharge the lien within such twenty (20)-day period, Tenant shall be in default under this Lease without any notice or opportunity to cure. In the event Tenant contests any lien or claim, Tenant shall prosecute the contest with reasonable diligence, and Tenant shall at all times effectively stay or prevent any official or judicial sale of the Premises, the Building or the Land and Tenant shall pay or otherwise satisfy any judgment which may be entered against it and thereafter promptly procure and record satisfaction of the release of such lien.  If Tenant fails to discharge such lien within five (5) days after a final determination against Tenant, Landlord after five (5) days’ written notice to Tenant (or lesser time if the Premises, the Building or the Land is threatened with sale or foreclosure), may procure the discharge of such lien by payment or otherwise, and all costs and expenses which Landlord may sustain thereby shall be paid by Tenant as Additional Rent hereunder.  In the event that any action shall be brought against Landlord to enforce any such lien, Tenant shall pay any judgment that may be entered against Landlord, and, in addition thereto, shall pay all reasonable, out-of-pocket, third party costs and expenses that may be actually incurred by Landlord in the defense of any such action, provided such judgment shall be final and no longer subject to appeal.  Nothing contained herein shall be construed as constituting the permission or consent of Landlord for a mechanic or subcontractor to file a lien against the Premises, Building or Land.

(f)         Landlord, upon the request of Tenant and at Tenant’s expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any Permitted Alterations or approved Alterations (provided that the provisions of the applicable Laws shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

(g)         Subject to the provisions of Section 10(d) hereof, Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys’ fees and costs of litigation) arising out of or relating to the making of any Alterations by Tenant, unless caused in whole or in part by Landlord’s negligence or willful misconduct.

(h)        Tenant covenants that all construction shall be done (i) diligently, in a good and workmanlike manner using new materials of good quality, (ii) in accordance with all applicable Laws, (iii) pursuant to duly issued permits (including building permits), (iv) in accordance with all rules and regulations relating to construction activities at the Building that may be imposed from time to time by Landlord, (v) without material interference with Building operations or with the use and enjoyment of the Building by other tenants and their invitees, (vi) without cost to Landlord (except as otherwise provided in Section 6(c) above) and (vii) otherwise in accordance with the provisions of this Lease.

(i)          Except to the extent Landlord’s responsibility under this Lease, Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind.  Tenant shall keep the Premises, including the Alterations installed by Tenant, in good condition, reasonable wear and tear and damage by casualty excepted, and shall undertake and be responsible for all routine, non-structural repairs and maintenance in the Premises.  If Tenant fails to commence the repairs for which it is responsible within ten (10) days after the occurrence of the damage or injury, Landlord may at its option make such repairs, and Tenant shall, within thirty (30) days of Landlord’s demand, pay Landlord for the cost thereof.  The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors approved by Landlord in writing (including, without limitation, contractors and subcontractors pre-approved in this Lease), such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that the number of days passing between the date Tenant requests approval of a contractor or subcontractor and the date Landlord’s approval is given to Tenant shall not be counted toward the ten (10) day period set forth in this Section 6(i) or toward the cure periods set forth in Section 13(a)(iii).

7.           Negative Covenants of Tenant.  Tenant agrees that it shall not, without Landlord’s prior written consent:

(a)          Permit the accumulation of waste or refuse matter in or near the Premises except in containers provided therefor;

(b)          Mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

(c)          Permit any signs, lettering or advertising matter to be erected or attached to the Premises, the Building, the Common Areas or the Land, except as provided under Section 9 or elsewhere in this Lease;

(d)          Encumber or obstruct the Common Areas surrounding the Premises nor cause the Common Areas to be encumbered or obstructed, nor encumber or obstruct any access ways to the Premises, nor cause the same to be encumbered or obstructed;

(e)          Record this Lease or a memorandum thereof;

(f)          Install or operate on the Premises any electrical or other equipment except for equipment that is commonly used in modern offices; or

(g)          Permit or allow smoking upon the Premises or the Building by any of Tenant’s employees, officers, agents, contractors, guests, invitees or visitors.

8.           Affirmative Covenants of Tenant.  Tenant covenants and agrees that Tenant will:

(a)          At any time and from time to time, execute, acknowledge and deliver to Landlord, or to any lender or prospective purchaser designated by Landlord, a tenant estoppel certificate in the form attached hereto as Exhibit F within ten (10) days of receipt of Landlord’s request accompanied by such certificate.  If Tenant fails to timely execute and deliver to Landlord the estoppel certificate in the form attached hereto as Exhibit F and such failure continues for five (5) days after written notice from Landlord, Tenant shall be in default under this Lease without any further notice or opportunity to cure.  Tenant agrees that the terms of this Lease shall supersede any inconsistent provisions contained in the estoppel certificate; and

(b)        Faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof; provided, however, that (i) in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control and (ii) such additional rules and regulations shall not materially interfere with Tenant’s use of the Premises.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees; provided, however, that all rules and regulations shall be enforced in a consistent and non-discriminatory manner.

9.           Building Directory and Signage.  Upon the commencement of the Lease Landlord, at Landlord’s cost and expense, shall provide a Building-standard identification plaque at the entrance to the Premises.  Any modifications to such Building-standard signage shall be made at Tenant’s sole cost and expense after written approval by Landlord.  Tenant shall not affix any additional signs to the Building or place any sign which can be seen from outside of the Building or the Premises.  Tenant shall at all times keep and maintain all signs in good condition, proper operating order and in compliance with all applicable government regulations. Tenant shall not, without Landlord’s prior written consent: (i) make any changes to Tenant’s entrance plaque; (ii) install any exterior lighting, decorations, painting, awnings, canopies and the like; or (iii) erect or install any signs, window or door lettering, placards, decoration or advertising media of any type which is visible from the exterior of the Premises. No handwritten signs shall be permitted under any circumstances.  Upon termination of this Lease, Tenant shall remove any signs and repair any damage to the Building caused by the installation and removal thereof, or, at Landlord’s option, such signs shall become part of the realty and belong to Landlord without compensation to Tenant with title passing to Landlord under this Lease as by a bill of sale.

10.         Casualty and Insurance.

(a)         If the Building or Premises is totally destroyed by fire, tornado or other casualty, event or terrorist action (any of the foregoing, a “Casualty”) or if the Building or Premises is so damaged that Landlord determines that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage (a “Major Casualty”), Landlord shall notify Tenant within thirty (30) days after the date of damage, and during the fifteen (15) day period after Landlord notifies Tenant, both Landlord and Tenant each may at its respective option terminate this Lease by written notice to the other, in which event this Lease shall terminate and neither party shall have any further obligations hereunder except those obligations which expressly survive a termination of this Lease.  If the Building or Premises is damaged by fire, tornado or other casualty, event or terrorist action which is not a Major Casualty or in the event of a Major Casualty but neither Landlord nor Tenant elects to terminate this Lease within fifteen (15) days after the date of Landlord’s notice to Tenant in accordance with the previous sentence, Landlord shall within ninety (90) days after the date of such damage commence the process of rebuilding or repairing the Building and/or Premises and proceed with reasonable diligence to restore the Building and/or Premises to not less than substantially the same condition in which it was immediately prior to the Casualty, except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment and any other improvements which may have been placed by Tenant in the Premises.  Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval or execution of plans and specifications if required.  Landlord shall have no obligation to restore in the event of a Casualty occurring during the last Lease Year of the Term of this Lease or if the proceeds of Landlord’s insurance recovered or recoverable as a result of the Casualty are insufficient to fully pay for the cost of repairs or if Landlord is unable to secure required permits and approvals.  Fixed Rent and Additional Rent shall equitably abate from the later of the date of damage or the date Tenant ceases operating its business from the Premises (or part thereof) until the date Landlord has completed the repairs and restoration of the Building and Premises.  If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant.  Notwithstanding anything to the contrary herein, (i) in the event of a Casualty that is not a Major Casualty, if Landlord has not completed the repair and restoration of the Building and Premises within two hundred ten (210) days after the date of such damage, then Tenant may, at any time after such two hundred tenth (210th) day but before Landlord completes the repair and restoration of the Building and Premises, terminate this Lease by delivering written notice of termination to Landlord and (ii) in the event of a Casualty that is a Major Casualty, if Landlord has not completed the repair and restoration of the Building and Premises within three hundred (300) days after the date of such damage, then Tenant may, at any time after such three hundredth (300th) day but before Landlord completes the repair and restoration of the Building and Premises, terminate this Lease by delivering written notice of termination to Landlord.  In the event that Tenant delivers written notice of termination to Landlord in accordance the preceding sentence, such notice shall include the date of termination and this Lease shall terminate on such date and neither party shall have any further obligations hereunder except those obligations which expressly survive a termination of this Lease.  Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

(b)          At all times commencing on and after the earlier of the Commencement Date or the date Tenant enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense, the following insurance coverages:

(i)        commercial general liability insurance with a broad form endorsement, or then comparable equivalent ISO forms and coverage, applicable to the Premises and its appurtenances including, without limitation, the Common Areas, providing, on an occurrence and per location aggregate basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), including but not limited to, coverages for bodily injury, personal and advertising injury, property damage, and contractual liability, and coverages for negligent acts or omissions on the part of Tenant or Tenant’s contractor’s, licensees, agents, visitors or employees, on or about the Premises including such claims arising out of the construction of improvements on the Premises, with no deductible in excess of Ten Thousand Dollars ($10,000.00) unless approved by Landlord (such limits may be met by the combination of primary and excess liability policies);

(ii)         [intentionally omitted]

(iii)        workers compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Premises in statutory limits and with employer’s liability coverage limits not less than Five Hundred Thousand Dollars ($500,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) for disease policy limit and Five Hundred Thousand Dollars ($500,000.00) for disease limit for each employee; and

(iv)       special form (or its then-comparable equivalent ISO form) property insurance written at replacement cost value and with an agreed amount endorsement sufficient to avoid coinsurance covering all of Tenant’s property in the Premises and Alterations installed in the Premises.  No deductible shall be in excess of Ten Thousand Dollars ($10,000.00) unless approved by Landlord.  All deductibles shall be to the account of Tenant. This insurance policy shall also insure direct or indirect loss of Tenant’s earnings or extra expense attributable to Tenant’s inability to use fully or obtain access to the Premises or the Building.

(v)         In the event Landlord, at any time during the term of the Lease but no more than once during the Term, reasonably determines that Tenant’s insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage to levels which Landlord reasonably determines to be comparable to what is then being required by landlords of comparable buildings in the general geographic area of the Building.

The insurance required under subsection (b)(i) and (b)(ii) above shall, to the extent permitted by law, name Landlord, Landlord’s property manager, mortgagees and ground lessors of the Land and the Building designated by Landlord in writing to Tenant and their successors and assigns as additional insureds (“Additional Insureds”) as their interests may appear, on a primary and noncontributory basis, and including defense and completed operations with respect to General Liability. All insurance policies required to be maintained by Tenant shall be written by insurance carriers licensed to do business in the state in which the Building is located reasonably acceptable to Landlord. With Landlord’s prior written approval, any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy so long as and provided such policy: (i) strictly complies with all other terms and conditions contained in this Lease; and (ii) contains an endorsement that: (A) identifies with specificity the particular address of the Premises as being covered under the blanket policy; and (B) expressly waives any pro rata distribution requirement contained in Tenant’s blanket policy covering the Premises; and (C) provides liability coverage with a per location aggregate and property coverage with a blanket replacement cost limit sufficient for all location scheduled on the policy; and

(c)          Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish to Landlord evidence of Tenant’s purchase of such insurance and payment of premiums thereon to Landlord.  Such insurance shall be in form reasonably satisfactory to Landlord and shall provide that no cancellation or non-renewal thereof shall be effective until after thirty (30) days’ written notice to Landlord at the address specified in Section 18 of this Lease.

(d)          Landlord and Tenant shall each have included in all policies of property insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant’s insurance, against the Additional Insureds) in connection with any loss or damage to real or personal property insured against even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.  To the fullest extent permitted by law, Landlord and Tenant each waives all right of recovery against the other and each of their respective agents, servants, employees, partners, shareholders, and members, and, with respect to Tenant, against Landlord’s property manager, and releases the other from liability for loss or damage to the extent such loss or damage is covered or is required by this Lease to be covered, by insurance even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

(e)         Each insurance policy required to be maintained by Tenant under this Lease shall state that (i) with respect to the interest of Landlord and the Additional Insureds all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder, (ii) neither Landlord nor any of the Additional Insureds shall be liable for the premiums therefor, and (iii) as to liability insurance policies, the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.  Landlord makes no representation that the limits or forms of coverage of insurance specified in this Section 10 are adequate to cover Tenant’s property or obligations under this Lease.

(f)          Failure of Tenant to maintain any of the insurance required to be maintained under this Lease or to cause to be provided in any insurance policy pursuant to the requirements set forth in this Section 10 shall constitute a default under this Lease without any notice being required by Landlord.  By requiring insurance herein, Landlord does not represent that coverage limits will necessarily be adequate to protect Tenant and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease.

(g)         By requiring insurance herein, Landlord does not represent that coverage limits will necessarily be adequate to protect Tenant and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease.

(h)         Landlord shall maintain commercial general liability insurance with respect to the Building and Land, including, without limitation, the Common Areas, and special form (or its then-comparable equivalent ISO form) property insurance for the Building and Land, including, without limitation, the Common Areas, on a full replacement cost basis, together with such other types of insurance coverage as are customarily maintained by owners of comparable office buildings in the area in which the Building is located and such other insurance coverage as Landlord may elect in its reasonable discretion to carry.

(i)          Tenant shall give prompt notice to Landlord after Tenant becomes aware of fire or other casualty or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

11.          Indemnification.

(a)          Subject to Section 10(d) hereof, Tenant shall indemnify, defend  and hold harmless Landlord and the Additional Insureds, from and against any costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys’ fees and costs of litigation) arising out of or relating to or in connection with any breach by Tenant of its obligations and agreements contained in this Lease or Tenant’s acts or the acts of its agents, servants, invitees, contractors or employees or otherwise occurring in or arising from the Premises, unless such loss or liability results from Landlord’s negligent or wrongful acts or omissions.

(b)         Subject to Section 10(d) hereof, Landlord shall indemnify, defend and hold harmless Tenant and its partners, members, managers, shareholders, officers, directors, employees, agents and representatives, from and against any costs, expenses, claims, causes of action, damages and liabilities of any time or nature whatsoever (including, but not limited to, reasonable attorneys’ fees and costs of litigation) arising out of or relating to or in connection with any breach by Landlord of its obligations and agreements contained in this Lease or any act or omission of Landlord or its agents, servants, invitees, contractors or employees.

12.          Non-Liability of Landlord.  In furtherance of subsection 10(d) above, to the extent such loss or damage is covered or is required by this Lease to be covered by insurance, Landlord shall not be liable for (and Tenant shall make no claim for) any property damage which may be sustained by Tenant or any property other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements or the presence of dust, allergens or mold; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or Tenant’s or any other tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure of any services to be furnished or supplied by Landlord.  Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Section 12.

13.         Remedies and Termination Upon Tenant Default.

(a)          In the event that (each, an “Event of Default”):

(i)          Tenant shall default in the payment of (A) any Fixed Rent or (B) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default (provided that Landlord shall have no obligation to provide to Tenant, and Tenant shall be in default without the benefit of receiving, such notice of default more than twice in any Lease Year); or

(ii)         Tenant shall default in the payment of any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

(iii)       Tenant shall default in the due keeping, observing or performing of any other covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, provided, however, that if, at the expiration of such thirty (30) day period, Tenant is diligently attempting to cure such default, then Tenant shall have such additional time as is reasonably necessary to cure such default, but in no event to exceed ninety (90) days from the date of Landlord’s notice; and provided further that Tenant shall be in default, without notice or opportunity to cure, if Tenant fails to vacate and surrender possession of the Premises to Landlord on the Expiration Date or any earlier termination of this Lease in the manner required pursuant to the terms of this Lease; or

(iv)        Tenant shall make an assignment for the benefit of creditors; or

(v)         Any petition shall be filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; and if an involuntary filing, such petition is not dismissed within sixty (60) days of being filed; or

(vi)        A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or

(vii)       Any writ of execution, attachment or garnishment shall be levied against any interest of Tenant in this Lease, the Premises, or any property located in the Premises.

(b)          Then Landlord shall have the right (but not any duty) to exercise one or more of the following remedies, as well as any other remedies available at law or in equity:

(i)          Landlord may continue this Lease in full force and effect, and proceed to collect all rents when due.

(ii)       Landlord may terminate Tenant’s right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s reasonable judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof for such term or terms (which may be for a term extending beyond the Term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, and by private negotiations.  Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable, actual, documented, out-of-pocket, third party costs and expenses of such reletting, including brokerage fees and reasonable attorneys’ fees and the costs of any alterations, repairs, redecorations and restoration; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  If such rentals and other sums received from such reletting during any month are less than the amount of rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No such reentry or taking of possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination be given to Tenant.  Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous Event of Default so long as the same remains uncured.

(iii)        Landlord may, without any notice or demand whatsoever, terminate Tenant’s rights under this Lease at any time, in which event Tenant shall surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in the rent due hereunder, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder and without being liable for prosecution or any claim of damages therefor.

(iv)        Upon demand, Landlord may recover from Tenant: (i) any unpaid Rent that has accrued, plus (ii) unpaid Rent for the unexpired balance of the Term and any exercised renewal option, plus (iii) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or that in the ordinary course of events would be likely to result therefrom, less (iv) the net proceeds of any reletting, if any, after deducting all costs incurred by Landlord in connection with such reletting including without limitation costs of cleaning, altering or refitting the Premises, advertising, broker fees, and legal fees for preparation and negotiation of replacement leases (“Relet Charges”).  If the Premises have not been relet prior to the date of Landlord’s demand, Landlord will in good faith estimate the net proceeds of reletting following an estimated reasonable period to relet and Relet Charges for purposes of calculating damages.  Rent that accrued through the date of Landlord’s demand will include interest at the Default Rate thereon.  Rent that would have accrued, and net proceeds of reletting that are to be received, for all periods after the date of Landlord’s demand will each be discounted to its present value using the “discount rate” at the time of default plus six percent (6%).  The total Rent thereby due will accrue interest at the Default Rate until paid in full.

(v)         Without any showing of need or the presence of any statutory or common law grounds, all of which requirements are hereby expressly waived, Landlord may have a receiver appointed to take possession of and relet the Premises, in accordance with subsection 13(b)(ii).  Tenant shall pay to Landlord on demand all reasonable costs Landlord incurs in connection therewith.

(vi)        Landlord may enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and cure the default, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in effecting such cure and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.  If Landlord at any time, by reason of Tenant’s default, pays any sum to cure any default, the sum so paid by Landlord shall be immediately due from Tenant to Landlord on demand, and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant.  Such sum, together with interest thereon, shall be Additional Rent.

(vii)       Landlord shall have the right to setoff against and deduct from any amounts owed by Landlord to Tenant under this Lease the amount of any payment due by Tenant to Landlord hereunder.

(viii)      Landlord may apply all or any part of the Security Deposit as provided in subsection 2(d) of this Lease.

14.         Remedies Cumulative; Non-Waiver By Landlord.

(a)          The various rights, remedies, options and elections of Landlord, expressed herein, are separate, distinct and cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Lease, to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

(b)        TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OF, OR OCCUPANCY OF, THE PREMISES.  TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED OF TENANT HEREUNDER UNLESS SUCH COUNTERCLAIM IS MANDATORY UNDER APPLICABLE COURT RULES.  THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THE SUBJECT.

15.         Building Services.

(a)          Landlord shall provide or arrange for the following:

(i)          Electricity – Electricity for overhead lights and wall outlets sufficient to support normal office use, including customary office equipment.  Electricity consumed within the Premises shall be paid for by Tenant by separate charge billed by the applicable utility company and payable directly by Tenant based upon Tenant’s metered or sub-metered usage.

(ii)        HVAC – Heating and cooling appropriate to the season and sufficient for normal use and occupancy of the Premises during Business Hours. Landlord will be responsible at all times to provide HVAC to the Premises that meets all current appropriate ASHRAE specifications.  The HVAC system shall maintain an average inside temperature of 74 degrees +/-2 degrees during summer outdoor temperatures of 90 degrees F.D.B. and 70 degrees F.W.B. and 68 degrees F.D.B. at winter outside temperatures of 14 degrees F.D.B. and in accordance with an occupancy of one person per 200 square feet (average per floor) and an electrical load of 5 watts per square foot (lighting and power).  These temperatures are subject to the conditions and requirements of State and Federal Energy Regulating Bodies for non-residential buildings.  To the extent the same can be accommodated by the Building Systems, and upon three (3) hours’ prior request during Business Hours and six (6) hours’ prior request during non-Business Hours, Landlord shall provide Building HVAC to the Premises during non-Business Hours, for which Tenant shall pay to Landlord, as Additional Rent, an hourly service charge that, as of the Effective Date, is One Hundred Twenty Dollars ($120.00) per hour (or portion thereof) and which may be adjusted by Landlord from time to time, provided that such charge shall not increase unless Landlord’s actual costs incurred in providing such after-hours HVAC services increase, and then only to the extent of the increase in costs actually incurred by Landlord.  If Tenant shall occupy a partial floor, the full floor charge stated above shall apply if Tenant is the only tenant on such floor requesting the utilization of the Building HVAC at that time, but, at any time that two or more tenants on the same floor shall request the utilization of Building HVAC for the same non-Business Hours, the full floor charge shall be divided proportionately among them based on square footage.  Such charge shall constitute a direct charge to Tenant and not an Expense.  If Tenant fails to pay when due any charges for non-Business Hours HVAC service, Landlord may cease providing such service to Tenant.  In order to conserve resources and assist Landlord in operating the Building in an efficient manner, Tenant agrees that it will cause the HVAC plans for the tenant improvement work to be prepared in a manner that provides for separately zoned HVAC areas within portions of each floor comprising the Premises so that, by means of an override switch or other form of control, Tenant can limit full HVAC service to such zones within the Premises that are actually occupied by Tenant, its staff, employees, invitees and agents. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC systems.

(iii)        Lavatory – If the Premises constitute less than an entire floor of the Building, public restroom facilities, including hot and cold running water.

(iv)        Snow and Ice Removal – Snow and ice removal for the sidewalks, parking areas and other outdoor Common Areas in a reasonably expeditious manner on all business days.

(v)         Trash – Refuse removal on business days from a dumpster to be provided on-site to be used for normal paper waste attendant to an office building and including all costs incurred in connection with waste product recycling, if such recycling services are provided at the Building.

(vi)        Deliveries – Facilities for loading, unloading, delivery and pick-up activities including access thereto.

(vii)       Elevators – Elevator service 24 hours per day, 365 days per year, sufficient for customary office use (including, without limitation, service elevators).

(viii)      Windows – Cleaning (no less than annually) of the exterior window and glass of the Building.

(ix)        Janitorial – Janitorial services as set forth Exhibit D.

(b)         The costs of the services and utilities provided pursuant to subsection 15(a) are included in Expenses (except as may otherwise be provided for Premises electricity).  Upon Tenant’s request, Landlord shall replace light bulbs and ballast in all Building-standard light fixtures located on the Premises, the cost of which shall be reimbursed by Tenant within thirty (30) days of receiving Landlord’s invoice.  If Tenant fails to pay Landlord’s invoice within such thirty (30) days, Landlord may cease providing such service to Tenant.

(c)         Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any of the Building services described in subsection 15(a) above and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, safety concerns or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, telecommunications, cable, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord.  No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; except that to the extent the Premises or an entire floor of the Premises are rendered unusable for the Permitted Use for more than seventy-two (72) consecutive hours, then the Fixed Rent and Additional Rent applicable to the Premises or floor (as the case may be) shall abate from and after the date on which Tenant ceases operating its business in the Premises (or a part thereof) until service has been restored.  Landlord shall notify Tenant prior to any anticipated service interruption, and in the event of any stoppage or interruption, Landlord shall diligently work to restore such service(s) as quickly as possible.  Notwithstanding anything to the contrary in this Lease, if a stoppage or interruption of services rendering the Premises unusable for the Permitted Use continues for more than thirty (30) consecutive days, Tenant may terminate this Lease by delivering written notice of termination to Landlord, and in such event this Lease shall terminate and neither party shall have any further obligations hereunder except those obligations which expressly survive a termination of this Lease.

(d)        Tenant shall not make any alteration or addition to Building Systems located in or serving the Premises and Tenant acknowledges and agrees that Tenant shall not have the right to install additional connections to the Building electrical system.  Any such connections desired by Tenant and permitted by Landlord shall be effected by Landlord at Tenant’s sole cost and expense.

(e)          Except as expressly set forth in subsection 15(c) above, Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of fuel, gas, steam, water, electricity, sewer, telecommunications, cable and other utilities and labor and services furnished to the Premises which does not result from the negligence of Landlord.

(f)          Tenant shall have access to the Building and the Premises on a “24 hours per day/365 days per year” basis.

(g)         Landlord shall make (i) all structural repairs and replacements to the Building (which includes, without limitation, repairs to the structural portions of the outside walls, structural members, floor slabs, service pipes, electrical lines, water lines and sewer lines leading to or from the Premises), (ii) all maintenance, repairs and replacements to the roof, roof membrane, exterior walls, windows and glass and all maintenance, repairs and replacements to the Common Areas of the Building and the Land, including, without limitation, the elevators, (iii) all maintenance, repairs and replacements required to be made pursuant to any Laws except to the extent Tenant’s responsibility as provided in Section 5 of this Lease, and (iv) all maintenance, repairs and replacements which may be needed to the Building Systems serving the Premises and the Common Areas to keep the Building Systems in good working order and condition.  Landlord shall not be in breach of its obligations under this subsection 15(g) if Landlord performs the repairs, maintenance or replacements within thirty (30) days after written notice by Tenant to Landlord of the need for such repairs, maintenance or replacement or if due to the nature of a particular repair, maintenance or replacement obligation, more than thirty (30) days are reasonably required to complete it, Landlord begins work within the thirty (30) day period and diligently prosecutes the work to completion; provided that in case of emergency or a condition that prohibits Tenant from the customary conduct of its business at the Premises, Landlord shall complete such work as soon as reasonably practicable.

(h)         As used in this Lease, “Business Hours” means 8:00 a.m. to 6:00 p.m. on “business days” (which, for purposes of this Lease, shall mean all days other than Saturdays, Sundays and Building Holidays) and 9:00a.m. to 12:00 noon on Saturdays (but excluding Building Holidays), and “Building Holidays” means New Year’s Day, Good Friday, Memorial Day, Fourth of July, Labor Day, Thanksgiving, Friday after Thanksgiving, Christmas Eve, Christmas and New Year’s Eve Day.

16.         Subordination.

(a)          This Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, upon demand, execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord may be necessary or proper to confirm or evidence such subordination.  If Tenant fails to execute and deliver to Landlord the subordination agreement within ten (10) days of Landlord’s demand and such failure continues for five (5) days after written notice from Landlord, Tenant shall be in default under this Lease without any further notice or opportunity to cure.  Notwithstanding the generality of the foregoing provisions, Tenant agrees that any such mortgagee, lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively, shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such party may deem appropriate.  Tenant further covenants and agrees upon demand by Landlord’s mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord’s mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale.  Subject to receipt of an SNDA, Tenant shall upon demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord’s mortgagee any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attornment.  If any underlying lease, ground lease, license or agreement to which this Lease is subject and subordinate terminates, or if any mortgage to which this Lease is subordinate is foreclosed, subject to receipt of an SNDA, Tenant shall, upon request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be.  If any holder of a mortgage requires an amendment or modification to this Lease, which modification or amendment will not cause any increase in costs or expense to Tenant hereunder or materially affect the rights and obligations of Tenant hereunder, Tenant agrees to so amend or modify this Lease.

(b)         In the event of the enforcement by any ground lessor, mortgagee or holder of any security agreement (“Successor Landlord”) of the remedies provided for by law or by such ground lease, mortgage or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of this Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Fixed Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any obligation to return to Tenant any security deposited with a former Landlord, unless such security deposit was actually delivered to such Successor Landlord.

17.         Landlord’s Cure of Tenant’s Default.  If Tenant shall fail or refuse to comply with or perform any condition or covenant of this Lease, Landlord may, if Landlord so elects, carry out and perform such condition or covenant, at the cost and expense of Tenant, which cost and expense shall be payable within thirty (30) days after Landlord’s demand, or at the option of Landlord shall be added to the installment of rent due at least thirty (30) days thereafter, and shall be due and payable as such.  This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

18.         Notices.  All notices, demands, requests or other communications hereunder shall be in writing, addressed to such party at its address provided in Section 20 of the Basic Lease Provisions or to such other address as may have been properly provided hereunder, and shall be delivered by (a) United States Postal Service, certified mail, return receipt requested, postage prepaid, or (b) by reputable overnight courier or reputable local hand delivery service providing for receipted delivery. Any such notice, demand, request or other communication shall be deemed given when received or when receipt is refused or unclaimed, as indicated by the notations or records of (as applicable) the United States Postal Service or such overnight courier or local delivery service.

19.         Quiet Enjoyment.  Landlord covenants that Tenant, upon keeping and performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall have quiet enjoyment of the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

20.         Inspection and Entry by Landlord.

(a)         Tenant agrees to permit, at reasonable times and upon at least twenty-four (24) hours prior written notice, Landlord and Landlord’s agents, employees or other representatives, to show the Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to purchase the same, and Tenant agrees that on and after the twelfth (12th) month next preceding the expiration of the term hereof, Landlord or Landlord’s agents, employees or other representatives shall have the right to show the Premises to any prospective tenant.  Landlord agrees that it shall show the Premises in a manner so as to minimize interference with and disruption to Tenant and the conduct of Tenant’s business at the Premises.

(b)         Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine the Premises, to make repairs, additions, alterations and improvements, to exhibit the Premises as provided in subsection 20(a), to install, maintain, use, repair and replace pipes, cables, ductwork, conduits, utility lines and wires through hung ceiling space and column space within the Premises, provided that such items are not installed in a location which materially interferes with the operation of Tenant’s business, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances and shall be accompanied by an employee or agent of Tenant (if Tenant shall so desire).

(c)          Landlord shall have the right to bring into the Premises such tools and materials as may be desirable for the performance of any such work.  During the time that the work is being carried on in or about the Premises Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with and disruption to Tenant and the conduct of Tenant’s business at the Premises.  This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

21.        Brokerage.  Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of this Lease, excepting only the Brokers.  Landlord shall be responsible for the payment of commissions payable to the Brokers pursuant to separate agreements with the Brokers.  Tenant and Landlord agree to be responsible for and to indemnify and save the other harmless from and against any claim for a commission or other compensation by any other person claiming to have negotiated with the indemnifying party with respect to the Premises or to have called the said Premises to Tenant’s attention or to have called Tenant to Landlord’s attention.

22.        Landlord’s Inability to Perform.  Except as otherwise expressly provided herein, this Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of Landlord’s inability to supply any service or material, or to perform any obligation, called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble, unavailability or shortage of materials, or for any other cause beyond the reasonable control of Landlord.

23.         Condemnation.

(a)         If the whole of the Land, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date.  If only a part of the Land and not the entire Premises shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection 23(a), this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Building so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord’s option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least twenty-five percent (25%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its affiliates); and (iii) if the part of the Building so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or is unable to reasonably use the Premises for the purpose intended, Tenant, at Tenant’s option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days’ notice of termination of this Lease.  If any such thirty (30) days’ notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date.  If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection 23(a), Landlord, at Landlord’s expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit.  In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection 23(a), the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

(b)         In the event of any such acquisition or condemnation of all or any part of the Land, the Building or the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.  Nothing contained in this subsection 23(b) shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s personal property and improvements made by Tenant, at its sole cost (other than Landlord’s Tenant Improvement Work), included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

(c)         If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way except that Fixed Rent and Additional Rent shall abate throughout the duration of such temporary taking, and if such temporary taking is for more than one hundred eighty (180) days, Tenant may terminate this Lease by delivering written notice of termination to Landlord, and in such event this Lease shall terminate and neither party shall have any further obligations hereunder except those obligations which expressly survive a termination of this Lease.

24.         Assignment and Subletting.

(a)         Tenant shall not assign or pledge this Lease or sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit any such assignment, subleasing or occupancy, without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed), which restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. No assignment or subletting shall result in a change in the Permitted Use. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed tenant or assignee, the relevant terms of any sublease or assignment and copies of financial statements and other relevant information bearing on the character of the proposed subtenant or assignee and its ability to observe and perform its agreements and obligations.  If Landlord has not either consented to, or affirmatively withheld its consent to, Tenant’s request for Landlord’s consent under this Article 24 within ten (10) business days following Landlord’s receipt of Tenant’s request therefor, then Landlord shall be deemed to have given its consent hereunder.

(b)          Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If the Premises or any part of them are sublet and Tenant then defaults under this Lease, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from the subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

(c)          In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting (for all or substantially all of the balance of the Term) or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice within five (5) days following Landlord’s receipt of Tenant’s written notice as required above.  If this Lease shall be terminated with respect to the entire Premises pursuant to this subsection 24(c), the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this subsection only a portion of the Premises, then rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate rentable square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.  In addition, Tenant shall reimburse Landlord within ten (10) days of demand for all costs incurred to demise the recaptured space from the balance of the Premises.

(d)         In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant.  As used herein, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer (hereinafter, “Transfer”) of this Lease (after deducting the actual, reasonable expenses incurred by Tenant for (A) any changes, alterations and improvements to the Premises in connection with such Transfer, (B) any free base rent reasonably provided to the transferee in connection with the Transfer, (C) any brokerage commissions in connection with the Transfer, (D) any reasonable attorneys’ fees payable by Tenant in connection with the Transfer, and (E) any Landlord processing fees payable by Tenant in connection with the Transfer), over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

(e)         Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default by Tenant, or if the proposed assignee or sublessee is an entity:  (i) with which Landlord is already in negotiation to lease space at the Building as evidenced by the issuance of a written proposal; (ii) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant on market terms; (iii) is a governmental agency; (iv) is incompatible with the character of occupancy of the Building; or (v) would subject the Premises to a use which would:  (A) involve materially increased personnel or wear upon the Building; (B) violate any exclusive right granted to another tenant of the Building; (C) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements (unless Tenant agrees to pay for such addition to or modification of the Premises or Building; or, (D) effect a material violation of any provision of this Lease.  Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be deemed reasonable.

(f)         At the time Tenant requests Landlord’s consent to any assignment, pledge or sublease, Tenant shall pay to Landlord a processing fee to cover Landlord’s costs, including attorneys’ fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, in the amount of  Five Hundred Dollars ($500.00) (regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Section 24 shall be void.

(g)         Notwithstanding anything to the contrary in this Lease, Tenant may assign or transfer this Lease to a successor to Tenant by merger, consolidation or conversion or to the purchaser of all or substantially all of Tenant’s assets, or assign or transfer this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord (a “Business Transfer).  For the avoidance of doubt, the provisions of Section 24(a), (c), (d), (e) and (f), including, without limitation, Landlord’s recapture right, shall not apply with respect to any Business Transfer.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  For the avoidance of doubt, nothing in this Lease shall restrict or prohibit, and no consent of Landlord shall be required with respect to, (i) any change of control of Tenant, (ii) any conversion of Tenant to a different type of business entity, (iv) any conversion by Tenant to a business entity formed in a different jurisdiction, and (iii) any merger or consolidation with another entity, and none of the transactions described in items (i) through (iii) in this sentence shall be deemed an assignment (including, without limitation, an assignment by operation of law) of this Lease or trigger Landlord’s recapture right.

(h)         Without limiting the other indemnities in favor of Landlord contained in this Lease, Tenant will defend, indemnify and hold Landlord harmless from and against any loss, damage, costs and expenses, including, without limitation, attorneys’ fees, sustained or incurred by Landlord as a result of, or arising out of or in connection with any claims made by any broker, finder or other person claiming a commission or other compensation in connection with an assignment or subletting.

25.         Environmental Laws.

(a)          Tenant shall not violate any applicable environmental laws, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Premises or appurtenances thereto, or any part thereof, which are applicable to the Premises and/or the conduct of Tenant’s business at the Premises.

(b)         Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances, other than standard office equipment and supplies used in compliance with all applicable Laws.  As used herein, Hazardous Substances shall be defined as any “hazardous chemical,” “hazardous substance,” “hazardous waste” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection and human health and safety and shall include petroleum and petroleum-based products, ureaformaldehyde and asbestos and asbestos-containing materials.

(c)         In the event Tenant receives any notice that a spill or discharge of any Hazardous Substance has occurred on or about the Premises or into the sewer and/or waste treatment system operated by Landlord from any person or entity, including the United States Environmental Protection Agency (“EPA”) or any state or local environmental or health safety agency, then Tenant shall provide immediate written notice of same to Landlord, detailing all relevant facts and circumstances.

(d)          Notwithstanding the provisions of Section 10(d) hereof, Tenant agrees to indemnify and hold harmless Landlord, its affiliates and their respective officers, directors, employees, agents and representatives, and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel and sums paid in settlement of claims, consultant fees, and expert fees) which may be incurred by the Landlord or any such mortgagee, relating to or arising out of any breach by Tenant of this Section 25, which indemnification shall survive the date of expiration or sooner termination of this Lease.  This indemnification of Landlord, its affiliates and their respective officers, directors, employees, agents and representatives, by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Substances present in the soil or ground water on or under the Building which results from such a breach by Tenant of this Section 25.  Without limiting the foregoing, if any activities or work undertaken by Tenant (whether or not approved or consented to by Landlord) results, directly or indirectly, in any Hazardous Substances contamination of the Premises and/or Building (including, without limitation, from sources present in the Building on the Effective Date), then Tenant shall be solely responsible, at Tenant’s expense, for the remediation of such contamination in accordance with all applicable laws, codes and regulations; provided that the Landlord’s approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained and provided further that Landlord may elect, at Tenant’s cost, to undertake and/or manage the remediation activities.

(e)          Landlord represents that to Landlord’s knowledge the Building is in compliance with all Environmental Laws.  Landlord agrees to defend, indemnify and hold harmless Tenant, its affiliates and their respective partners, officers, directors, employees, agents and representatives from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel and sums paid in settlement of claims, consultant fees, and expert fees) which may be incurred by the Tenant in connection with (i) the presence of any and all Hazardous Substances at, in, on, or under the Premises, the Land or the Building which were not introduced by Tenant or (ii) a breach by Landlord of its obligations set forth in this Section 25, except for such losses, damages, costs, liabilities and claims caused by Tenant’s negligence or intentional misconduct (including Tenant’s negligence or intentional misconduct in performing the Tenant Improvements (as defined in the Work Letter) or any Alterations). The provisions of this paragraph (e) shall survive the date of expiration or sooner termination of this Lease.

(f)          Landlord, its affiliates, and their respective employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of the Building.

26.          Parties Bound.

(a)          The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

(b)          Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, corporation, limited liability company, tenancy in common, firm or partnership (general or limited), there shall be no personal liability on such individual or on the members of such joint venture, corporation, limited liability company, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant shall look solely to Landlord’s interest in the Building (including, without limitation, rents, insurance and condemnation proceeds and sale proceeds) for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord or any of its affiliates shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

(c)          The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Premises.  In the event of any sale or sales of the Land, Building, or the Premises, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, that the purchaser at any such sale has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder accruing after the date of said purchase or, to the extent of the knowledge of the purchaser, occurring prior to the date of said purchase.

27.        Tenant’s Bankruptcy or Insolvency.  If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

(a)         Tenant, as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises other than as accorded to Tenant in Section 24, except to the extent Landlord shall be required or deemed to permit such assumption, assignment or sublease or as otherwise may be required by the provisions of such Debtor’s Law, including without limitation as may be ordered by the applicable Bankruptcy Court or other applicable tribunal.  Without limitation of the generality of and subject to the foregoing, any right of any Tenant’s Representative to assume or to assume and assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

(i)          Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption (or assumption and assignment) of this Lease which Tenant’s Representative shall have or shall be deemed to have timely exercised under such Debtor’s Law and Tenant’s Representative shall have or shall be deemed to have fully cured any default of Tenant under this Lease.

(ii)         Tenant’s Representative or the proposed assignee, as the case shall be, shall have, or shall be deemed to have by the applicable Bankruptcy Court or other applicable tribunal, provided Landlord with adequate assurance of the future performance of the obligations of the Tenant or such proposed assignee under this Lease.  Subject to applicable Debtor’s Law, including without limitation as may be required by the applicable Bankruptcy Court or other applicable tribunal, such assurances may include, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assumption and assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

28.         Miscellaneous.

(a)          This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No course of prior dealing between the parties or their officers, employees, agents or affiliates is relevant or admissible to supplement, explain or vary any of the terms of this Lease.  No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Premises or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

(b)         The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable.  If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

(c)          The section headings in this Lease are for convenience only and are not to be considered in construing the same.

(d)         Time is of the essence with respect to all dates and time periods set forth in this Lease.  Notwithstanding anything to the contrary contained in this Lease, the expiration or earlier termination of this Lease shall not relieve Tenant and Landlord from their respective obligations accruing prior to the expiration or earlier termination, including, without limitation, any indemnities.

(e)          In the event that Tenant or anyone claiming through or under Tenant shall not vacate and surrender the Premises on or before the Expiration Date as required by this Lease, such holdover tenancy shall be deemed to be a tenancy at sufferance and Landlord shall have all rights and remedies provided at law relating to such tenancy.  During the period of holdover tenancy, Tenant shall be liable for a holdover rental charge for the Premises which charge shall be equal to one hundred fifty percent (150%) of the monthly Fixed Rent and Additional Rent payable by Tenant hereunder during the Lease Year immediately preceding the Expiration Date. In addition, Tenant further agrees that if it fails to so surrender the Premises, Tenant (i) shall be liable to Landlord for any and all damages which Landlord shall suffer by reason thereof, and (ii) if Tenant held over for more than thirty (30) days after the applicable Expiration Date, Tenant shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant.

(f)          Neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, with the exception of Tenant’s obligation for the payment of any rent or other sums due under the Lease, where such failure arises from Force Majeure.  For purposes of this Lease, the term “Force Majeure” shall be deemed to include acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in the United States, fire and casualty, legal requirements, shortages or inability to obtain materials or equipment, energy shortage, or causes beyond the reasonable control of Landlord or Tenant.

(g)         No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord and Tenant to insist upon the performance by the other in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

(h)          Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(i)           Intentionally omitted.

(j)           All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof.

(k)          If requested by Landlord, Tenant shall deliver to Landlord a certificate of authority evidencing the authority of those signing this Lease to bind the Tenant.

(l)          This Lease shall be construed and interpreted in accordance with and governed by the laws of the state in which the Building is located. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

(m)       The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord’s interest in the Building.  Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord or any of its affiliates shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder.

(n)          Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

(o)          Unless Tenant’s financials are publicly available online, Tenant shall deliver to Landlord, within ten (10) days of Landlord’s demand, copies of Tenant’s financial statements (most recent annual and year-to-date), including a balance sheet and cash flow statement and such other statements and reports as Landlord may reasonably request, certified as true and complete by Tenant’s principal financial officer.  Landlord agrees to hold such information in confidence and not to disclose such information to anyone other than Landlord’s current lender or a lender in connection with a financing of the Building or a purchaser in connection with a sale of the Building.

(p)          Landlord reserves the right to change the name of the Building.

(q)          In the event either Landlord or Tenant brings any legal or equitable proceeding (including any court action or arbitration proceeding) for enforcement of any of the terms or conditions of this Lease, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Lease, the prevailing party in such proceeding, or the nondismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable documented costs and expenses, including, without limitation, reasonable attorneys’ fees and costs of defense paid or incurred in good faith.  The “prevailing party,” for purposes of this Lease, shall be deemed to be that party who obtains substantially the result sought, whether by settlement, dismissal or judgment.

(r)          Tenant, for itself and all persons claiming through or under Tenant, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, after re-entry thereupon by Landlord, or after any warrant to dispossess or judgment in ejectment.  If Landlord shall acquire possession of the Premises by summary proceedings or in any other lawful manner without judicial proceedings, it shall be deemed a “re-entry” as that term is used herein.

(s)          Any diminution or obstruction of light, air or view by any structure which may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord.  Tenant shall not acquire any right or easement for the use of any door or passageway in any portion of the Building, except the easement of necessity for ingress and egress, if any, in the doors and passageway(s) directly connecting with the Premises.

(t)          In event of a sale or conveyance by Landlord of the Building, provided the new owner of the Building has agreed (in writing, except that in the event of a foreclosure a written assumption is not required) to assume the obligations of the landlord under this Lease and be bound by all of the terms of this Lease the same shall operate to release Landlord from any liability arising after the date of the transfer upon any of the covenants or conditions, express or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

(u)          Intentionally omitted.

(v)          (x)        Tenant’s broadcast of television or music, by whatever means, within the Premises shall be in compliance with the Fairness In Music Licensing Act of 1998, as amended (the “FMLA”).  Tenant shall indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys’ fees and costs of litigation) arising out of or relating to any violation of the FMLA at the Premises.

(w)         Landlord and Tenant acknowledge and agree that the terms of this Lease and the negotiations which led to the execution of this Lease are confidential in nature.  Neither Landlord nor Tenant, except as may be required by law, shall communicate the terms or any other aspect of the transaction with, and will not deliver all or any portion of this Lease to, any person or entity other than persons or entities providing professional services or advice to Landlord or Tenant respectively.

29.          Limitation on Damages.  Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be liable for any loss of business or profits of Landlord or for consequential, punitive, incidental, indirect or special damages of any kind.

[SIGNATURE PAGE FOLLOWS]

LEASE AGREEMENT SIGNATURE PAGE
(2 Righter – Suite 200)

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have duly executed this Lease as of the Effective Date.

LANDLORD:

2 Righter LLC,
a Delaware limited liability company

By: /s/ Authorized Signatory
Authorized Signatory

Date: December 16, 2019

TENANT:

BioSpecifics Technologies Corp.,
a Delaware corporation

By: J. Kevin Buchi
Name: J. Kevin Buchi
Title: CEO

Date: December 16, 2019

EXHIBIT A

PLAN OF THE PREMISES

[attached]

A-1

EXHIBIT B

COMMENCEMENT MEMORANDUM

This Memorandum is given by ____________________________ (“Landlord”) to _______________ _______________________ (“Tenant”):

1.  Landlord and Tenant have entered into a Lease Agreement dated _____________, 20__ (the “Lease”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain premises known as Suite 200 within the building located at 2 Righter Parkway, Delaware Corporate Center II, Wilmington, Delaware 19803 (the “Premises”).  All capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Lease.

2.  Landlord and Tenant hereby confirm that:

(a)	The Commencement Date of the Lease Term is	;
(b)	The Expiration Date of the Lease Term is	;
(c)	The Rent Commencement Date under the Lease is	;
(d)	The suite number of the Premises is	;
(e)	The rentable square footage of the Premises is	;
(f)	The rentable square footage of the Building is	;
(g)	Tenant’s Proportionate Share of Excess Expenses is	.

3.  Tenant confirms that:

(a)	It has accepted possession of the Premises;
(b)
The improvements required to be furnished by Landlord under the Lease have been completed (subject to any corrective work or punchlist items of which Tenant has notified Landlord in accordance with the Lease);

4.  This Memorandum is intended only to confirm the matters herein set forth and does not otherwise modify or supplement the Lease.

5.  Unless written objection to the provisions hereof is received by Landlord within five (5) days from the date hereof, the provisions of this Memorandum shall be binding upon Tenant, its successors and assigns (subject to the restrictions on assignment and subleasing contained in the Lease), and inure to the benefit of Landlord, and its successors and assigns.

[________________________________]

By:
Title:

B-1

EXHIBIT C

RULES AND REGULATIONS

1.          No sign, placard, picture, advertisement, name or notice shall be installed or displayed by Tenant on any part of the exterior or interior Common Areas of the Building.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on exterior doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2.          No awning shall be permitted on any part of the Premises.  Tenant shall not place anything against, near or on any glass partitions, doors, windows or window sills which may appear unsightly from outside the Premises and Tenant is specifically prohibited from sitting or placing anything on the windowsills of the Premises.  Tenant shall not obstruct any windows, doors, partitions or lights within the Premises which admit or reflect light into the hallways or other Common Areas of the Building.  Tenant shall not attach or hang any curtains, blinds, shades or screens used in connection with any window or door of the Premises without first obtaining the written consent of Landlord.  Said curtains, blinds or shades must be of a quality, type, design and color and attached in a manner approved by Landlord.

3.          Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.          All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

5.          Landlord will furnish Tenant, free of charge, with a sufficient number of keys, access cards or electronic security passes for the Premises. Landlord may charge an additional amount to be determined by Landlord from time to time for any additional keys, cards or passes requested by Tenant, such amount not to exceed Landlord’s actual costs incurred for such additional keys, cards or passes. Tenant shall not alter any lock or install a new additional lock or bolt on the entrance door of its Premises without written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys, cards and/or passes which have been furnished to Tenant, and in the event of loss of any keys, cards or passes so furnished, shall pay Landlord the cost to replace the same.

6.           If Tenant requires burglar alarm, security system or similar services, it shall first obtain, and comply with, Landlord’s reasonable instructions in their installation.

7.          Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate.  No equipment, materials or furniture will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8.          Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry (as of the Effective Date, 90 lbs. per foot) and which is allowed by law.  Landlord shall have the right to prescribe the size and position of all safes, vaults and other heavy objects brought into the Premises.  Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.

Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord in Landlord’s reasonable discretion.

9.          Tenant shall not use or keep in the Premises any kerosene, gasoline or other flammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment.  Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals except as permitted by the law.

10.         Intentionally omitted.

11.         Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use.  Tenant shall keep corridor doors closed when not in use.

12.         Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13.        Landlord reserves the right to exclude from the Building during hours other than Business Hours, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is Tenant’s employee, is known to the person or employee in charge of the Building and has a pass/access card or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14.        The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

15.        Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises except to the extent same is part of the Permitted Use hereunder.  Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

16.        Tenant shall not apply at any time or allow any application to be made for a license or licenses for the sale of beer, wine, spirits or similar intoxicating liquors on the Premises or any part thereof or allow the Premises or any part thereof to be used for the carrying on therein of the trade of a publican or licensed victualer or for the sale of beer, wine, spirits or similar intoxicating liquors or for the purpose of a club or association where such liquors may be sold supplied to or received, stored or bought for consumption by members or any other person.

17.         Except as expressly permitted by the terms of the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

18.        Other than for reasonable office use and decorating consistent with such use, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.  Except as set forth in the Lease, Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

19.        Any vending machines located within the Premises shall be for Tenant’s, its employees, directors, officers and invitees exclusive use.

20.        Canvassing, soliciting and distribution of handbills or any other written material from third parties, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

21.        Tenant shall store all its trash and garbage within the Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

22.        The Premises shall not be used for the storage of merchandise held for sale to the general public (other than small sample quantities), or for lodging or for manufacturing of any kind.  No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of a microwave oven shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

23.        Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

24.        Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

25.        Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage.

26.        The following items may not be brought into or kept in the Building:

i)	fire-arms ammunition;
ii)	animals or birds (except as permitted by law); and
iii)	bicycles or other unauthorized vehicles.

27.	i)	Tenant shall not cause or permit any unusual or objectionable odors to be produced upon, permeate through, or to issue out of the Premises;
ii)	Tenant shall not permit any cooking to be done on the Premises other than in areas so designated in plans and/or specifications provided to Landlord;
iii)	Tenant shall not permit or suffer any part of the Premises to be used for the purpose of gambling or for any illegal immoral or improper purpose;
iv)	Tenant shall not suffer or permit any person to be lodged in or to sleep upon the Premises; and
v)	Nothing shall be thrown by the Tenant, its servants or agents out of the windows or doors or down the passages of the Building.

28.        The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

29.        Smoking is prohibited in the Building.

30.        These Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

31.        These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease in the Building.  In the event of conflict between the provisions contained in the Lease and these Rules and Regulations the provisions of the Lease shall prevail.

32.        Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted, subject to the terms of Rule 31.

33.        Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT D

JANITORIAL SPECIFICATIONS

Premises Office Areas

Daily: Five (5) times per week
1.	Empty and clean all waste receptacles and remove dry waste material from the premises; replace liners as necessary.
2.	Spot sweep and dust mop uncarpeted areas using a dust-treated mop.
3.	Spot vacuum all carpets and carpeted areas as needed.
4.	Wash clean all water fountains.
5.	Dust around and about all desk equipment and telephones.
6.	Spot clean carpet stains.
7.	Upon completion of cleaning, all lights will be turned off and doors locked, leaving the premises in orderly condition.

Weekly
1.	Remove all finger marks from private entrance doors, light switches and doorways.
2.	Hand dust supply grills within normal reach.
3.	Detail vacuum, reaching corners, under desks, crevices, etc.
4.
Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, windowsills, door ledges, and chair rails within normal reach, so long as surfaces are clear of personal property and debris.

Annually
1.	Clean and spray wax vinyl tile floors in tenant areas (strip wax annually).

As Required
Wash vinyl wall covering on core walls.

Base Building Lavatories

Once Daily:
1.	Inspect lavatories and spot clean as necessary

Daily: Five (5) times per week
1.	Sweep and damp mop floors.
2.	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.
3.	Wash both sides of all toilet seats.
4.	Wash all basins, bowls and urinals.
5.	Dust and clean all powder room fixtures.
6.	Empty and clean paper towel and sanitary disposal receptacles.
7.	Remove waste paper and refuse.
8.	Refill tissue holders, soap dispensers, towel dispensers; materials to be furnished by owner.
9.	A sanitizing solution will be used in all lavatory cleaning.
10.	Wash all partitions and tile walls in lavatories as needed.

D-1

Main Lobby, Elevators, Building Exterior, Common Corridors

Daily: Five (5) times per week
1.	Sweep, wash, or damp mop all floors.
2.	Clean elevators, wash or vacuum floors, wipe down walls and doors.
3.	Spot clean any metal work inside lobby.
4.	Spot clean any metal work surrounding Building Entrance doors.

As Required
Clean and maintain lighting fixtures.
Clean elevator tracks.

Vinyl Tile Lobbies and Common Corridors

Nightly
Sweep and damp mop all tile floors.  Vacuum all carpeted areas.

As-Required
Strip, clean and wax with non-skid wax.

Premises Kitchens/Coffee Stations

Nightly
1.	Clean counter top surfaces and back-splash
2.	Scour kitchen sinks, as long as surfaces are clear of dishes, utensils and debris.

Weekly
Clean exterior of the kitchen cabinets

Exterior

1.    Maintain exterior common areas free from debris, cigarette butts, and other trash, within ten feet (10’) of entrances. Empty trash containers as necessary. Remove debris from all ash urns. Damp wipe all ash urns and trash containers.

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EXHIBIT E

[intentionally omitted]

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EXHIBIT F

ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule I attached hereto (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Tenant”), hereby certifies that it is the lessee/tenant under the Lease.  Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the Premises under the Lease are located, and certifies both to the landlord under the lease (the “Landlord”) and to any and all prospective purchasers (the “Purchasers”) and any and all current and/or prospective mortgagees of such property, including any trustee on behalf of any  holders of notes or other similar instruments, and any holders from time-to-time of such notes or other instruments, and their respective successors and assigns (collectively the “Mortgagees”) that as of the date hereof, to Tenant’s knowledge:

1.           The information set forth in Schedule I hereto is true and complete.

2.           Tenant is in occupancy of the Premises and the Lease is in full force and effect and, except by such writings as are identified on Schedule I hereto, has not been modified, assigned, supplemented, or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written.

3.           All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.           No Event of Default (as defined in the Lease) by Tenant under the Lease currently exists and remains uncured, and, to Tenant’s knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in an Event of Default by Tenant under the Lease.

5.           Tenant has not paid any Fixed Rent (as defined in the Lease) or Additional Rent (as defined in the Lease) due under the Lease more than thirty (30) days in advance of the date due under the Lease.

6.          Tenant has not sent any notice of default under the Lease Documents to Landlord, and, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents and no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder.

7.           Except as set forth in the Lease Documents, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; termination options, leasing or occupying additional space or purchasing the premises.

8.           Tenant covenants and agrees that after receipt of notice of the sale of the property it will promptly cause a new certificate of insurance to be issued naming the new landlord and its managing agent and lender as additional insureds.

9.          The undersigned has the authority to execute and deliver this Estoppel Certificate on behalf of Tenant and acknowledges that all Purchasers will rely on this Estoppel Certificate in purchasing the property and all Mortgagees will rely upon this Estoppel Certificate in extending credit to Landlord or Landlord’s successors in interest.

10.         This Estoppel Certificate shall be binding upon the successors, assigns, and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

F-1

IN WITNESS WHEREOF, Tenant has duly executed this Estoppel Certificate this __ day of _______, 20___.

(Name of Tenant)

By:
Name:
Title:

F-2

SCHEDULE I TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.	Date of Lease:

B.	Parties:

1.	Landlord:

2.	Tenant: d/b/a:

C.	Premises: Suite ________ located on floor(s) ________________ containing approximately __________________ rentable square feet

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Intentionally Omitted:

H.	Security Deposit Paid to Landlord: None

I.	Current Fixed Rent (Annualized): $__________

J.	Amount of Most Recent Rent Payment: $__________

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EXHIBIT G

[intentionally omitted]

G-1

EXHIBIT H

SPECIAL STIPULATIONS

1.           Renewal Terms.

(a)         Provided that Tenant is not then in default under the Lease, Tenant shall have the option to renew the Lease for up to two (2) consecutive three (3) year Renewal Terms subject to the terms of this Section 1.   In the event that Tenant desires to renew the Lease it shall give notice in writing to Landlord at least one hundred eighty (180) days prior to the Expiration Date (or the expiration date of the then current Renewal Term, as applicable), time being of the essence.  All of the terms and conditions of the Lease shall remain in effect during the Renewal Terms, except that the Fixed Rent payable during the first year of each Renewal Term shall be an amount equal to the lesser of (i) the Fixed Rent in effect on the day immediately prior to the commencement of such Renewal Term plus three percent (3%) per annum and (ii) the Market Rental (defined below) for the Premises as of the first day of the applicable Renewal Term, and thereafter the Fixed Rent shall increase on each anniversary of the commencement of such Renewal Term by three percent (3%) per annum.   Tenant shall have no option to renew the Lease beyond the expiration of the second (2nd) Renewal Term.  Landlord shall have no obligation to perform any fit out work for Tenant in connection with any Renewal Term.  In determining the Market Rental, the parties shall take into consideration the Fixed Rent and the Additional Rent payable under the Lease adjusted by the following:  (i) rental abatement concessions, if any, being granted to tenants in connection with comparable space for a lease renewal; (ii) tenant improvements or tenant improvement allowances provided or to be provided for the comparable space for a lease renewal; (iii) all other monetary and non-monetary concessions (including free rent or fit-out periods) if any being granted to tenants in connection with the comparable space for a lease renewal;  (iv) brokerage commissions; and (v) the creditworthiness of the tenant.  The Market Rental shall include a determination of the annual increases to Fixed Rent during the Renewal Term.

(b)          The fair market rental value per rentable square foot (the “Market Rental”) shall be determined as follows:

(i)           Within ten (10) days after receiving Tenant’s notice electing to renew the Lease, Landlord shall inform Tenant of Landlord’s determination of the Market Rental for the Premises.

(ii)          If Tenant agrees with Landlord’s determination of the Market Rental for the Premises, Tenant shall notify Landlord within ten (10) days after Tenant’s receipt of Landlord’s notification.

(iii)        If Tenant disagrees with Landlord’s determination of the Market Rental for the Premises, Tenant shall notify Landlord in writing within ten (10) days after Tenant’s receipt of Landlord’s notification, setting forth Tenant’s determination of the Market Rental for the Premises.

(iv)        If Landlord fails to accept Tenant’s determination of Market Rental within ten (10) days after receipt (failure to so accept being deemed a rejection of Tenant’s determination) and a compromise Market Rental cannot be negotiated by the parties within thirty (30) days after Tenant submits its determination of Market Rental, then Tenant shall have the right, during the ten (10) day period following the fifteenth (15th) day after Tenant submits its determination of Market Rental, to give Landlord written notice of Tenant’s election to waive its renewal option (“Waiver Notice”) and if Tenant gives such Waiver Notice to Landlord then Tenant’s Renewal Notice shall be deemed null and void and the Lease shall expire on the Expiration Date as if the Renewal Notice was never given.  If Tenant does not give a Waiver Notice to Landlord during the aforesaid ten (10) day period, then Landlord and Tenant shall together, within fifteen (15) days thereafter, select an independent commercial real estate broker with at least seven (7) years of experience brokering commercial lease transactions in New Castle County, Delaware, who shall be mutually satisfactory to Landlord and Tenant, and who shall, within ten (10) days after being selected, pick either Landlord’s determination or Tenant’s determination as the Market Rental for the Premises. Such selection shall be the final determination of the Market Rental and shall be binding on both parties. All costs and expenses of the broker shall be paid by the party whose determination of Market Rental was not selected by the broker.

(c)          It shall be a condition of the exercise of the option set forth in this Section 1 that at the time of the exercise of said option and at the commencement of each Renewal Term, no Event of Default by Tenant shall exist and remain uncured.

H-1